Exhibit 10.3

STANDARD TERMS AND CONDITIONS GOVERNING
EMPLOYEE NON-QUALIFIED STOCK OPTIONS
GRANTED UNDER THE
2006 STOCK INCENTIVE PLAN

The following constitute the standard terms and conditions (these “Terms and Conditions”) governing any “non-qualified” option (an “Option”) to purchase shares (“Option Shares”) of the Common Stock, par value $.01 per share (“Common Stock”), of Aftermarket Technology Corp. (the “Company”) granted under the Company’s 2006 Stock Incentive Plan, as amended from time to time (the “Plan”), to any optionee (an “Optionee”) who is an employee of the Company or one of its subsidiaries, unless and to the extent otherwise provided by the Company’s Board of Directors (the “Board”) (or a duly authorized committee of the Board) at the time an Option is granted. A non-qualified Option is an Option not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code. These Terms and Conditions are promulgated by the Compensation and Human Resources Committee of the Board pursuant to the Plan.

1.  Vesting; Expiration. The date on which the grant of an Option is effective is referred to as the “Date of Grant.” On each of the first, second and third anniversaries of the Date of Grant the Option shall become exercisable to purchase, and shall vest with respect to, one-third of the Option Shares. The Option shall expire at 5:00 p.m., central time, on the tenth anniversary of the Date of Grant (the “Expiration Date”).

2.  Acceleration and Termination of Option.

(a)  Termination of Employment.

(i)  Generally. If Optionee ceases to be employed for any reason other than Retirement (as defined in Section 2(a)(ii)), death, Permanent Disability (as defined in Section 2(e)(iii)) or termination without Cause (as defined in Section 2(e)(i)), then (A) the portion of the Option that has not vested on or prior to the Termination Date (as defined in Section 2(e)(v)) shall terminate on the Termination Date and (B) the remaining vested portion of the Option shall terminate on the earlier of the Expiration Date or the date that is 30 days after the Termination Date.

(ii)  Retirement. If Optionee retires in accordance with the Company's then-current retirement policy ("Retirement"), then (A) the portion of the Option that has not vested on or prior to the Termination Date shall terminate on the Termination Date and (B) the remaining vested portion of the Option shall terminate upon the Expiration Date.

(iii)  Death or Permanent Disability. If Optionee ceases to be employed due to his or her death or Permanent Disability, then (A) the portion of the Option that has not vested on or prior to the Termination Date shall fully vest on the Termination Date and (B) the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the Termination Date.

(iv)  Termination Without Cause.

(A)  If Optionee’s employment is terminated without Cause other than within 18 months after a Change of Control (as defined in Section 2(e)(ii)), then (x) the portion of the Option that has not vested on or prior to the Termination Date shall terminate on the Termination Date and (y) the remaining vested portion of the Option shall terminate on the earlier of the Expiration Date or the date that is 30 days after the Termination Date.

(B)  If Optionee’s employment is terminated without Cause within 18 months after a Change of Control, then (x) the portion of the Option that has not vested on or prior to the Termination Date shall fully vest on the Termination Date, and (y) the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the Termination Date.

(b)  Death Following Termination of Employment. If Optionee shall die at any time after the Termination Date and prior to the Expiration Date or earlier termination of the Option, then the remaining vested portion of the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of death.

(c)  Other Events Causing Acceleration of Option. The Board (or a duly authorized committee of the Board), in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

(d)  Other Events Causing Termination of Option. Notwithstanding anything to the contrary in these Terms and Conditions, the Option shall terminate upon the consummation of any of the following events, or, if later, the 30th day following the first date upon which such event shall have been approved by both the Board and the stockholders of the Company:

(i)  the dissolution or liquidation of the Company;

(ii)  a sale of substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise; or

(iii)  a Change of Control, if the Board (or a duly authorized committee of the Board) elects to terminate the Option in connection therewith.

(e)  Certain Definitions.

(i)  “Cause” means the occurrence or existence of any of the following with respect to Optionee, as determined by the Company in its sole discretion:

(A)  a material breach by Optionee of (x) his or her duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by the Company, or (y) the terms of his or her employment, if in any such case such material breach remains uncured after the lapse of 30 days following the date that the Company has given Optionee written notice thereof;

(B)  the material breach by Optionee of any duty referred to in clause (A) above as to which at least one written notice has been given pursuant to clause (A);

(C)  any act of dishonesty, misappropriation, embezzlement, intentional fraud or similar conduct involving the Company or any of its affiliates;

(D)  the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude;

(E)  any intentional damage of a material nature to any property of the Company or any of its affiliates;

(F)  the repeated non-prescription use of any controlled substance or the repeated use of alcohol or any other non-controlled substance that, in the reasonable determination of the Company renders Optionee unfit to serve in his or her capacity as an employee of the Company or its affiliates; or

(G)  failure to perform his or her duties in a reasonably satisfactory manner where such failure has continued for 30 days following notice thereof; provided, however, that this Section 2(e)(i)(G) shall cease to be of effect upon a Change of Control.

(ii)  “Change of Control” means the first to occur of the following events:

(A)  any sale or transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, unless, immediately after giving effect to such transaction, at least 85% of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee is “beneficially owned” by persons who, immediately prior to the transaction, beneficially owned 100% of the total voting power normally entitled to vote in the election of directors of the Company;

(B)  any Person or Group (as defined in Section 2(e)(iv)) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors;

(C)  during any period of 12 consecutive months, individuals who at the beginning of such 12-month period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(D)  a reorganization, merger or consolidation of the Company the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property and/or a different kind of securities, unless, immediately after giving effect to such transaction, at least 85% of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, of the entity surviving or resulting from such reorganization, merger or consolidation is “beneficially owned” by persons who, immediately prior to the transaction, beneficially owned 100% of the total voting power normally entitled to vote in the election of directors of the Company.

The foregoing definition supercedes Section 11.2 of the 1998, 2000 and 2002 Plans.

(iii)  "Permanent Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Optionee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board in such form and manner, and at such times, as the Board may require. Any determination by the Board that Optionee does or does not have a Permanent Disability shall be final and binding upon the Company and Optionee.

(iv)  “Person” and “Group” have the meanings used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not such sections apply to the transaction in question.

(v)  “Termination Date” means the date on which Optionee ceases to be employed by the Company and its subsidiaries for any reason (including Retirement, death or Permanent Disability) or for no reason.

3.  Adjustments. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(d) or the terms of such transaction provide otherwise, the Board (or a duly authorized committee of the Board) may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option, and such adjustment shall be in the Board’s (or such committee’s) sole discretion and be final and binding on Optionee; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

4.  Exercise. The Option shall be exercisable during Optionee's lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of (i) a written notice of such exercise, which shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such Purchased Shares, and (ii) payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made promptly after the exercise date if on or before the exercise date the Company receives a commitment from a broker, acceptable to the Company, to pay the required amount out of the proceeds of a sale of Option Shares on behalf of Optionee.

5.  Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Optionee shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check payable to the Company, provided that if Optionee fails to pay such amount, the Company may deduct the amount from other compensation payable to Optionee or withhold from Optionee a number of Option Shares having a Fair Market Value equal to such amount.

6.  Notices. All notices and other communications required or permitted to be given pursuant to the Award Document (as defined in Section 9(b)) shall be in writing and shall be deemed given (i) five days after mailing by certified or registered mail, postage prepaid, return receipt requested, (ii) the next business day after being sent through an overnight delivery service under circumstances in which such service guarantees next day delivery, or (iii) when actually received if sent by any other method. All notices shall be sent to the Company at 1400 Opus Place, Suite 600, Downers Grove, Illinois 60515 (or such other address as is then the Company’s headquarters), attention General Counsel, and to Optionee at the address set forth in the payroll records of the Company, or at such other addresses as the Company or Optionee may designate by written notice in the manner aforesaid.

7.  Stock Exchange Requirements; Applicable Laws. Notwithstanding anything to the contrary in the Award Document, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (i) such shares have not been admitted to listing upon official notice of issuance on each stock exchange or interdealer quotation system upon which shares of that class are then listed or (ii) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange or interdealer quotation system listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

8.  Nontransferability. Neither the Option nor any interest therein may be transferred, conveyed, assigned, pledged, encumbered, mortgaged, hypothecated, gifted or disposed of in any manner other than by will or the laws of descent and distribution.

9.  Plan; Award Document; Amendment.

(a)  The Option is granted pursuant to the Plan and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time by the Board in its sole discretion, and these Terms and Conditions, as they may be amended from time to time by the Board (or a duly authorized committee of the Board) in its sole discretion.

(b)  The terms of the Plan, these Terms and Conditions and a certificate issued to evidence the Option together constitute the “Option Document” contemplated by the 1998, 2000 or 2002 Plan or the Award Agreement contemplated by the 2004 Plan (such Option Document or Award Agreement being referred to herein as the “Award Document”), and the interpretation and construction of the Award Document by the Board (or a duly authorized committee of the Board) shall be final and binding upon Optionee.

(c)  To the extent permitted by the Plan, the Board (or a duly authorized committee of the Board) may amend the Award Document without the consent of Optionee.

(d)  Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan and these Terms and Conditions, in their then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

10.  Stockholder Rights. Optionee shall not be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until such Option Shares have been issued following the exercise of the Option in accordance with the terms of the Award Document.

11.  Employment Rights. No provision of the Award Document or of the Option shall (i) confer upon Optionee any right to continue as an employee of the Company or any of its subsidiaries, (ii) affect the right of the Company and each of its subsidiaries to terminate the employment of Optionee, with or without cause, or (iii) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan.  The Company and each of its subsidiaries may terminate the employment of Optionee at any time and for any reason, or for no reason, unless Optionee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

12.  Governing Law. The Award Document shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.

AFTERMARKET TECHNOLOGY CORP.
COMPENSATION AND HUMAN RESOURCES COMMITTEE
Robert L. Evans
Curtland E. Fields, Chairman
Michael D. Jordan